Exhibit 99.2

Tenon Medical Announces Closing of $2.85 Million At-The-Market PIPE Financing

LOS GATOS, CA / ACCESS Newswire / November 14, 2025 / Tenon Medical, Inc. (NASDAQ:TNON) (“Tenon” or the “Company”), a company transforming care for patients suffering with certain sacro-pelvic disorders, today announced the successful closing of its previously announced at-the-market private investment in public equity (the “PIPE”) financing.

As part of the closing of the PIPE, Tenon Medical has issued an aggregate of 2,217,904 shares of common stock (the “Issued Shares”) along with warrants (the “PIPE Warrants”) to purchase an equal number of shares. Each share and accompanying warrant were offered at a combined price of $1.285. The PIPE Warrants have an exercise price of $1.16 per share and will expire three years from the date of issuance. Both the Issued Shares and the shares underlying the PIPE Warrants carry customary resale registration rights.

The PIPE generated gross proceeds of approximately $2.85 million, which Tenon intends to use for working capital and general corporate purposes, including upcoming product launches, expansion of commercial operations, advancement of clinical studies, and continued investment in core business operations.

The securities sold in the PIPE have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and accordingly may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed The Catamaran SI Joint Fusion System that offers a novel, less invasive approach to the SI joint using a single, robust titanium implant. The system features the Catamaran™ Fixation Device which passes through both the axial and sagittal planes of the ilium and sacrum, stabilizing and transfixing the SI Joint along its longitudinal axis. The angle and trajectory of the Catamaran surgical approach is also designed to provide a pathway away from critical neural and vascular structures and into the strongest cortical bone. Since the national launch of the Catamaran SI Joint Fusion System in October 2022, Tenon is focused on three commercial opportunities with its System in the SI Joint market which include: 1) Primary SI Joint procedures, 2) Revision procedures of failed SI Joint implants and 3) Augmenting spinal fusion. For more information, please visit www.tenonmed.com.

The Tenon Medical logo shown above, and Catamaran®, PiSIF®, CAT PiSIF®, ETAD®, Posterior Inferior Sacroiliac Fusion®, CAT SIJ Fusion System®, Catamaran SIJ Fusion System®, Catamaran Inferior Posterior Fusion System®, Catamaran Transfixation Fusion System®, Catamaran Transfixation Fusion Device®, SImmetry® are registered trademarks of Tenon Medical, Inc. MAINSAILTM, and SImmetry+™ are also trademarks of Tenon Medical, Inc.

Safe Harbor

This press release contains “forward-looking statements,” which are statements related to events, results, activities, or developments that Tenon expects, believes, or anticipates will or may occur in the future. Forward-looking often contains words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” “aims,” and similar expressions and the negative versions thereof. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain, and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review our Annual Report on 10-K and other reports on file with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors”. We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

IR Contact:

Shannon Devine

203-741-8811

MZ North America

tenon@mzgroup.us

SOURCE: Tenon Medical, Inc.

View the original press release on ACCESS Newswire

11/14/2025 8:00:00 AM